SCHEDULE A

WELLS FARGO FUNDS MANAGEMENT

INVESTMENT ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Portfolios	Advisory Fee (as a % of Average Daily Net Assets)
C&B Large Cap Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
Core Bond Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
Diversified Fixed Income Portfolio	First 500M Next 500M Next 2B Next 2B Next 3B Next 4B Over 12B	0.20 0.18 0.16 0.14 0.12 0.11 0.10
Diversified Large Cap Growth Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
Diversified Stock Portfolio	First 500M Next 500M Next 2B Next 2B Next 3B Next 4B Over 12B	0.20 0.18 0.16 0.14 0.12 0.11 0.10
Emerging Growth Portfolio[1]	First 500M Next 500M Next 1B Next 1B Over 3B	0.80 0.775 0.75 0.725 0.70
Index Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.10 0.10 0.075 0.075 0.050
Inflation-Protected Bond Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
International Growth Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.85 0.80 0.75 0.725 0.70
International Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.85 0.80 0.75 0.725 0.70
Large Company Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
Managed Fixed Income Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
Short-Term Investment Portfolio	0.10
Small Company Growth Portfolio[2]	First 500M Next 500M Next 1B Next 1B Over 3B	0.80 0.775 0.75 0.725 0.70
Small Company Value Portfolio[3]	First 500M Next 500M Next 1B Next 1B Over 3B	0.80 0.775 0.75 0.725 0.70
Stable Income Portfolio[4]	First 500M Next 500M Next 2B Next 2B Over 5B	0.35 0.325 0.30 0.275 0.25

1.   On March 29, 2013, the Board of Master Trust approved an advisory fee change to the Emerging Growth Portfolio.  Effective July 1, 2013 the advisory fees will be:  First 500M 0.80%; Next 500M 0.775%; Next 1B 0.75%; Next 1B 0.725%; Next 0.70%; Over 4B 0.68%.

2.   On March 29, 2013, the Board of Master Trust approved an advisory fee change to the Small Company Growth Portfolio.  Effective July 1, 2013 the advisory fees will be:  First 500M 0.80%; Next 500M 0.775%; Next 1B 0.75%; Next 1B 0.725%; Next 0.70%; Over 4B 0.68%.

3.   On March 29, 2013, the Board of Master Trust approved an advisory fee change to the Small Company Value Portfolio.  Effective July 1, 2013 the advisory fees will be:  First 500M 0.80%; Next 500M 0.775%; Next 1B 0.75%; Next 1B 0.725%; Next 0.70%; Over 4B 0.68%.

4.   On March 29, 2013, the Board of Master Trust approved an advisory fee change to the Stable Income Portfolio.  Effective July 1, 2013 the advisory fees will be:  First 1B 0.30%; Next 4B 0.275%; Next 3B 0.25%; Over 8B 0.225%.

Most recent annual approval by the Board of Trustees: March 29, 2013

Schedule A amended:  June 1, 2013

            The foregoing fee schedule is agreed to as of June 1, 2013 and shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST

By:

     C. David Messman

     Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:
Andrew Owen

     Executive Vice President